EXHIBIT 10.6

AMENDMENT NO. ONE TO THE
DELL INC. 401(K) PLAN

      This Amendment is hereby entered into by Dell Inc., a Delaware corporation, having its principal office in Austin, Texas (hereinafter referred to as the “Employer”):

R E C I T A L S:

      WHEREAS, the Employer has previously established the Dell Inc. 401(k) Plan as amended and restated effective as of January 1, 2004, (the “Plan”) for the benefit of those employees who qualify thereunder and for their beneficiaries; and

      WHEREAS, the Employer desires to amend the Plan to add a safe harbor matching contribution that will comply with the requirements under sections 401(k)(12) and 401(m)(11) of the Internal Revenue Code of 1986, as amended (the “Code”), and to revise the Plan’s mandatory IRA rollover provisions to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001.

      NOW, THEREFORE, pursuant to Section 13.1 of the Plan, the following amendment is hereby made, and shall be effective, as of the dates identified below:

      a. Section 1.1(t) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, the Employer Contribution Account shall include Safe Harbor Matching Contributions made on behalf of a Participant pursuant to Section 3.2(d).”

      b. Section 1.1(u) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, Employer Contributions shall include Safe Harbor Matching Contributions.”

      c. Effective as of January 1, 2005, Sections 1.1(pp) and 1.1(qq) of the Plan are hereby renumbered as Sections 1.1(rr) and 1.1(ss), respectively, and the remaining subsections of Section 1.1 of the Plan are hereby renumbered accordingly.

      d. Section 1.1 of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new Section 1.1(pp) to read as follows:

“(pp)	Safe Harbor Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.2(d).”

      e. Section 1.1 of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new Section 1.1(qq) to read as follows:

“(qq)	Safe Harbor Notice: The written notice provided to each Participant that satisfies the requirements of Section 3.2(d).”

      f. Section 2.4 of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new Subsection (d) to the end thereof to read as follows:

“(d)	In addition to the Safe Harbor Matching Contribution provided for in Section 3.2(d), the Employer may make an Employer Safe Harbor Matching Contribution to the Safe Harbor Matching Contribution sub-account of each Spherion Employee permitted to Participate in the Plan pursuant to Section 2.4 of the Plan in an amount equal to 4% of the Employee’s Compensation.”

      g. Section 3.1(g) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, the requirements of Code Section 401(k)(3) will be satisfied by the Safe Harbor Matching Contributions pursuant to the safe harbor provided under Code Section 401(k)(12).”

      h. Section 3.2(a) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, the Employer shall cease Matching Contributions to the Plan under this Section 3.2(a), except as may be required under the Plan with respect to periods prior to January 1, 2005.”

      i. Section 3.2(c) of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, the requirements of Code Section 401(m)(2) will be satisfied by the Safe Harbor Matching Contributions pursuant to the safe harbor provided under Code Section 401(m)(11).”

      j. Section 3.2 of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new Subsection (d) to the end thereof to read as follows:

“(d)	Effective as of January 1, 2005, the Employer shall contribute to the Trust for each pay period, as Safe Harbor Matching Contributions, an amount that equals 100% of the Salary Reduction Contributions that were made pursuant to Section 3.1 on behalf of each of the Participants during such pay period and that were not in excess of 4% of each such Participant’s Considered Compensation for such pay period. Safe Harbor Matching Contributions shall be 100% vested and nonforfeitable at all times and shall be allocated to the Employer Contribution Account of each Participant.

Effective as of January 1, 2005, no more than ninety (90), and no fewer than thirty (30), days prior to the beginning of each Plan Year, the Employer shall provide to each Participant a Safe Harbor Notice. If an Employee will become a Participant in the Plan after the date such notice is provided for a Plan Year but prior to the beginning of the next Plan Year, then the Employer shall provide such Employee a Safe Harbor Notice no later than the date such Employee becomes eligible to participate in the Plan. The Safe Harbor Notice shall be sufficiently accurate and comprehensive to inform the Employee or Participant of his rights and obligations under the Plan and shall be written in a manner calculated to be understood by the average Employee. The Safe Harbor Notice shall accurately describe (i) the Safe Harbor Matching Contribution as set forth in this Section 3.2(d), (ii) any other contributions under the Plan, including the potential for discretionary Employer contributions, and the conditions under which such contributions are made, (iii) the type and amount of Compensation that may be deferred under the Plan, (iv) how to make Salary Reduction Contributions, including the requirements for completing and returning the election forms, (v) the periods available for making Salary Reduction Contributions, (vi) withdrawal and vesting provisions applicable to all contributions under the Plan, and (vii) information that makes it easy to obtain additional information about the Plan such as telephone numbers, addresses and, if applicable, electronic addresses, of individuals or offices from whom employees can obtain such plan information.

During any Plan Year in which the safe harbor requirements of Code Section 401(k)(12) and 401(m)(11) have been satisfied to the date of amendment, the Employer may amend the Plan to eliminate or reduce the Safe Harbor Matching Contribution provided in Section 3.2(d) of the Plan, in which case (i) the ADP and ACP testing limitations set forth in Code Section 401(k)(3) and 401(m)(2) shall apply to the Plan for the entire Plan Year using the current year testing method and (ii) the Employer shall, no fewer than thirty (30) days prior to the date such amendment becomes effective, deliver to each Participant a supplemental notice that informs the Participant (i) of the consequences of the amendment and the date the elimination or reduction of the Safe Harbor Matching Contributions shall become effective and (ii) that he has the right for thirty (30) days after receipt of such supplemental notice to change his or her elections. If the Employer amends the Plan in any Plan Year to suspend Safe Harbor Matching Contributions, such amendment shall be effective no earlier than thirty (30) days after the Participants are given the supplemental notice described above or the date the amendment is adopted (if later).”

      k. Section 4.2 of the Plan is hereby amended, effective as of January 1, 2005, by adding the following new subsection (g) to the end thereof to read as follows:

“(g)	Safe Harbor Matching Contributions made by the Employer pursuant to Section 3.2(d) shall be allocated to the Employer Contribution Accounts of the Participants for whom such contributions were made.”

      l. Section 4.6 of the Plan is hereby amended, effective as of January 1, 2005, by deleting Section 4.6(b)(1) in its entirety and replacing in lieu thereof the following:

“(1)	First, any such excess Annual Additions in the form of Salary Reduction Contributions on behalf of such Participant that would not have been considered in determining the amount of Employer Matching Contributions or Safe Harbor Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto;”

      m. Section 4.6 of the Plan is hereby amended, effective as of January 1, 2005, by deleting Section 4.6(b)(2) in its entirety and replacing in lieu thereof the following:

“(2)	Next, any such excess Annual Additions in the form of Salary Reduction Contributions on behalf of such Participant that would have been considered in determining the amount of Employer Matching Contributions or Safe Harbor Matching Contributions pursuant to Section 3.2 shall be distributed to such Participant, adjusted for income or loss allocated thereto, and the Employer Matching Contributions or Safe Harbor Matching Contributions that would have been allocated to such Participant’s Accounts based upon such distributed Salary Reduction Contributions shall, to the extent such amounts would have otherwise been allocated to such Participant’s Accounts, be treated as a forfeiture.”

      n. Section 6.2(a) of the Plan is hereby amended, effective as of January 1, 2005, by inserting the following new sentence to the end thereof to read as follows:

“Notwithstanding the foregoing, Safe Harbor Matching Contributions and any earnings thereon shall not be eligible for financial hardship withdrawals.”

      o. Section 7.4(a)(2) of the Plan is hereby amended, effective as of January 1, 2005, by inserting the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, any Participant that is actively employed by an Employer on January 1, 2005 per HR Direct shall have a 100% Vested Interest in his Employer Contribution Account.”

      p. Section 7.4(e) of the Plan is hereby amended, effective as of January 1, 2005, by inserting the following new sentence to the end thereof to read as follows:

“Effective as of January 1, 2005, reemployed Participants with forfeited amounts restored by the Employer pursuant to this Section shall have a 100% Vested Interest in their Employer Contribution Account.”

      q. Section 8.4 of the Plan is hereby amended, effective as of March 28, 2005, by inserting the following new sentence to the end thereof to read as follows:

“In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 8.4 made on or after March 28, 2005, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article XIII, then the Plan shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.”

      IN WITNESS WHEREOF, the Employer has caused this instrument to be executed this 3rd day of March, 2005.

DELL INC.
By:	/s/ KATHLEEN ANGEL

Its:	Director of Global Compensation
and Benefits

ATTEST:

/s/ ROBERT POTTS